UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

UNITED CONTINENTAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 W. Wacker Drive, Chicago, IL		60601
(Address of principal executive office)		(Zip Code)

(312) 997-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Restated Certificate of Incorporation of United Continental Holdings, Inc. (the “Company”), the United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (“ALPA-MEC”), the holder of the Company’s Class Pilot MEC Junior Preferred Stock, has the right to elect one member to the Company’s Board of Directors (the “Board”). The current ALPA-MEC Master Chairman, Captain Wendy J. Morse, has occupied the ALPA-MEC director position on the Board since January 2010.

Captain Morse’s term as ALPA-MEC Master Chairman concludes on December 31, 2011, and ALPA-MEC has elected Captain James J. Heppner to serve as its new Master Chairman. On November 28, 2011, Captain Morse provided her resignation as the ALPA-MEC director of the Board, effective January 1, 2012. To fill the vacancy resulting from Captain Morse’s departure, ALPA-MEC has elected Captain Heppner as a new member of the Board, effective January 1, 2012. At this time, the Board has not designated the committees upon which Captain Heppner will serve.

Captain Heppner is not a party to any arrangement or understanding with any person pursuant to which he was appointed a director, nor is he a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Brett J. Hart
Name:	Brett J. Hart
Title:	Senior Vice President, General Counsel and Secretary

Date: December 2, 2011